UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 28, 2020

BlueLinx Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2020, BlueLinx Holdings Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.01 per share, having aggregate offering sales proceeds of up to $50,000,000 (the “Shares”) from time to time through Jefferies as its sales agent. The Shares to be sold under the Sales Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-234965) filed with the Securities and Exchange Commission, which became effective on September 8, 2020 (the “Registration Statement”), and the prospectus supplement dated October 28, 2020 filed by the Company.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Jefferies may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares under the Sales Agreement.

The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal sales and trading practices and applicable state and federal law, rules and regulations and the rules of New York Stock Exchange.

The Company will pay Jefferies a cash commission of up to 3.0% of gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement, (ii) the termination of the Sales Agreement in accordance with its terms or (iii) the third anniversary of the effective date of the Registration Statement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

On October 28, 2020, Kilpatrick Townsend & Stockton LLP delivered an opinion (the “Opinion”) to the Company in connection with the Company’s sale from time to time through Jefferies of up to $50,000,000 aggregate offering price of shares of Common Stock pursuant to the Sales Agreement. The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

(d)	Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

1.1	Open Market Sale AgreementSM, dated October 28, 2020, by and between the Company and Jefferies LLC.

5.1	Opinion of Kilpatrick Townsend & Stockton LLP.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: October 28, 2020	By:	/s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel and Secretary